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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         GULF ISLAND FABRICATION, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                        [GULF ISLAND LOGO APPEARS HERE]

                         GULF ISLAND FABRICATION, INC.
                               583 THOMPSON ROAD
                            HOUMA, LOUISIANA 70363

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 24, 2002

                               ----------------

TO THE SHAREHOLDERS OF GULF ISLAND FABRICATION, INC.:

   The annual meeting of shareholders of Gulf Island Fabrication, Inc. (the "Company") will be held at 10:00 a.m., local time, on Wednesday, April 24, 2002 at the office of the corporation, 583 Thompson Road, Houma, Louisiana for the following purposes, more fully described in the accompanying proxy statement:

  1. To elect two Class II directors.

  2. To approve a proposal to adopt the 2002 Long-Term Incentive Plan of Gulf Island Fabrication, Inc.

  3. To ratify the appointment of Ernst & Young LLP as the independent auditors to audit the financial statements of the Company and its subsidiaries for the year 2002.

  4. To transact such other business as may properly come before the meeting and any adjournments thereof.

   The Board of Directors has fixed the close of business on March 8, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and all adjournments thereof.

   Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please mark, date and sign the enclosed proxy card and return it promptly in the enclosed stamped envelope. Furnishing the enclosed proxy will not prevent you from voting in person at the annual meeting should you wish to do so.

                                          By Order of the Board of Directors

                                          /s/ Valarae L. Bates

                                              VALARAE L. BATES
                                                  Secretary

Houma, Louisiana
March 22, 2002

                         GULF ISLAND FABRICATION, INC.
                               583 THOMPSON ROAD
                            HOUMA, LOUISIANA 70363

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 24, 2002

   This Proxy Statement is furnished to shareholders of Gulf Island Fabrication, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at its annual meeting of shareholders to be held at the date, time and place set forth in the accompanying notice and at any adjournment thereof (the "Meeting"). The date of this Proxy Statement is March 22, 2002.

   On March 8, 2002, the record date for determining shareholders entitled to notice of and to vote at the Meeting, the Company had outstanding 11,708,844 shares of common stock ("Company Stock"), each of which is entitled to one vote on all matters to be considered at the Meeting.

   Shares represented by all properly executed proxies on the enclosed form received in time for the Meeting will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Unless revoked, the proxy will be voted as specified and, if no specifications are made, will be voted in favor of the proposed nominees, for the adoption of the 2002 Long-Term Incentive Plan and for the ratification of the appointment of auditors as described herein.

   The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and telegraph. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners of the shares of Common Stock of the Company; upon request, the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith.

                             ELECTION OF DIRECTORS

   The Company's Amended and Restated Articles of Incorporation provide for a Board of Directors consisting of three classes, with the number of directors to be set forth in the By-laws. The By-laws provide for a Board of Directors of seven persons. The term of office of the Class II directors will expire at the Meeting, and the persons listed as the Class II nominees in the table below will be nominated for election to the Board of Directors for a term expiring in 2005. The term of office of the Class III directors will expire at the 2003 annual meeting. The term of office of the Class I directors will expire at the 2004 annual meeting.

   The Board of Directors has nominated two candidates for election at the Meeting and recommends that shareholders vote FOR the election of the nominees. Proxies cannot be voted for more than two candidates. In the absence of contrary instructions, the proxy holders will vote for the election of the two nominees listed below. In the unanticipated event that either nominee is unavailable as a candidate for director, the persons named in the accompanying proxy will vote for a substitute candidate nominated by the Board of Directors.

   The following table sets forth as of March 1, 2002, for each nominee, each other director of the Company whose term will continue after the Meeting and each of the executive officers of the Company, the age, positions with the Company, and principal occupations and employment during the past five years of each such person, any family relationships among such persons, and, if a nominee or a director, each person's directorships in other public corporations and the year that he was first elected a director of the Company or its predecessor. All executive officers serve at the pleasure of the Board of Directors of the Company.

                               Positions with the Company, Principal
                                           Occupations,
                                   Directorships in Other Public       Director
         Name and Age         Corporations, and Family Relationships    Since
         ------------         --------------------------------------   --------
 Nominees for Election as Class II Directors (for term expiring in
  2005)

 Gregory J. Cotter, 53        Director and financial advisor to the      1985
                              Company. Director, President and Chief
                              Operating and Financial Officer of
                              Huey Wilson Interests, Inc., a
                              financial and business management
                              company. Chief Financial Officer of
                              Wilson Jewelers, Inc., a jewelry
                              merchandiser, until 2001.

 John P. ("Jack") Laborde, 52 Director of the Company. President and     1997
                              Chief Executive Officer of All Aboard
                              Development Corporation ("All
                              Aboard"), an independent oil and gas
                              exploration and production company,
                              since 1996. Consultant to the Company
                              from April 1996 to December 1996 and
                              International Marketing Manager of the
                              Company from April 1992 to March 1996.
                              Son of Alden J. Laborde.

 Continuing Class III Directors (term expires in 2003)

 Kerry J. Chauvin, 54         Chairman of the Board since April          1985
                              2001, President and Chief Executive
                              Officer of the Company.

 Alden J. ("Doc") Laborde, 86 Director of the Company, held the          1985
                              position of Chairman of the Board of
                              the Company from 1985 to April 2001.
                              Father of John P. Laborde.

 Huey J. Wilson, 73           Director of the Company. Chairman of       1997
                              the Board and Chief Executive Officer
                              of Huey Wilson Interests. Chairman of
                              the Board and Chief Executive Officer
                              of Wilson Jewelers, Inc. until 2001.

 Continuing Class I Directors (term expires in 2004)

 Thomas E. Fairley, 53        Director of the Company. Director,         1997
                              President and Chief Executive Officer
                              of Trico Marine Services, Inc., a
                              marine vessel operator.

 Hugh J. Kelly, 76            Director of the Company. Consultant to     1997
                              the oil and gas industry.

 Executive Officers not Serving as Directors

 Murphy A. Bourke, 57         Executive Vice President--Marketing of      N/A
                              the Company. Vice President--Marketing
                              of the Company until December 1999.

 Kirk J. Meche, 39            Executive Vice President--Operations        N/A
                              of the Company. President of Gulf
                              Island, L.L.C., a wholly-owned
                              fabrication subsidiary of the Company
                              since February 2001. President of
                              Southport, Inc., a wholly-owned
                              subsidiary of the Company, from
                              December 1999 to February 2001. Vice
                              President of Operations for Southport,
                              Inc. from February 1999 to December
                              1999. From 1996 to December 1999, a
                              project manager for the Company.

 Joseph P. Gallagher, III, 51 Vice President--Finance, Chief              N/A
                              Financial Officer, and Treasurer of
                              the Company.

   During 2001, the Board of Directors of the Company held six meetings. The Board of Directors has an Audit Committee (the "Audit Committee"), of which Messrs. Cotter, Chairman, Fairley, and Kelly are members, and a Compensation Committee (the "Compensation Committee"), of which Messrs. Wilson, Chairman, Cotter, Alden J. Laborde, and John P. Laborde, are members. The Board of Directors does not have a Nominating Committee. The Audit Committee, which met twice during 2001, reviews the Company's annual audit and meets with the Company's independent auditors to review the Company's internal controls and financial management practices. The Compensation Committee, which met twice during 2001, recommends to the Board of Directors compensation for the Company's key employees, administers the Company's stock incentive plans, and performs such other functions as may be prescribed by the Board of Directors. The composition of Board committees is reviewed and re-determined each year at the initial meeting of the Board after the annual meeting of shareholders. During 2001, each of the present directors attended at least 75% of the aggregate of the total meetings of the Board and the total number of meetings held by all committees of the Board on which he served during the periods of his Board membership and committee service.

   In 2001, each non-employee director received an annual fee of $15,000 for his services as a director and an attendance fee of $1,200 for each Board or committee meeting. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, controller, and beneficial owners of more than 10% of the Common Stock to file certain beneficial ownership reports with the Securities and Exchange Commission ("SEC"). All reports due in 2001 were timely filed.

                                STOCK OWNERSHIP

   The following table sets forth, as of March 1, 2002, certain information regarding beneficial ownership of Company Common Stock by (i) each director of the Company, (ii) each executive officer of the Company, (iii) all directors and executive officers of the Company as a group, and (iv) each other shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such shareholders.

                                                    Number of      Percent of
                                                      Shares       Outstanding
                                                   Beneficially      Common
             Name of Beneficial Owner               Owned (1)         Stock
             ------------------------              ------------    -----------
Murphy A. Bourke..................................     51,800            *
Kerry J. Chauvin..................................    184,000          1.6%
Gregory J. Cotter.................................      5,000(2)         *
Thomas E. Fairley.................................     10,000            *
Joseph P. Gallagher, III..........................     65,400            *
Hugh J. Kelly.....................................      4,000            *
Alden J. Laborde (3)..............................  1,572,000(4)      13.4%
John P. Laborde (5)...............................     83,100(6)         *
Kirk J. Meche.....................................     14,468            *
Huey J. Wilson (7)................................  2,205,000(8)      18.8%
All directors and executive officers as a group
 (10 persons).....................................  4,194,768         35.2%
New South Capital Management, Inc. (9)............  1,126,634(10)      9.6%
St. Denis J. Villere & Company (11)...............    648,000(12)      5.5%
J.P. Morgan Chase & Co. (13)......................    612,634(14)      5.2%

--------
 * Less than one percent.
(1) Includes shares that could be acquired within sixty days after March 1, 2002 upon the exercise of options granted pursuant to the Company stock option plan, as follows: Mr. Bourke, 29,600 shares; Mr. Chauvin, 117,000 shares; Mr. Gallagher, 40,400 shares; Mr. Meche, 13,340 shares; all directors and executive officers as a group, 200,340 shares.
(2) Does not include any of the shares referred to in note (8) below.
(3) The address of Mr. Laborde is 400 Poydras Street, Suite 1560, New Orleans, Louisiana 70130.
(4) Mr. Laborde has sole voting and dispositive power and beneficial ownership with respect to 27,300 shares. Mr. Laborde shares the voting and dispositive power on 1,544,700 shares, of which 1,524,700 are held directly by Starboard Enterprises, L.L.C. ("Starboard") and 20,000 shares are held by All Aboard Development Corporation ("All Aboard"), the majority of the equity interest of which are held by Mr. Laborde. The address of each of Starboard and All Aboard is 400 Poydras Street, Suite 1560, New Orleans, LA 70130.
(5) Mr. Laborde owns .2% and .1%, respectively, of Starboard and All Aboard referenced in Note (4) above.
(6) Includes 51,000 shares owned by Mr. Laborde's two children.
(7) The address of Mr. Wilson is 3636 South Sherwood Forest Boulevard, Suite 650, Baton Rouge, Louisiana 70816.
(8) Includes 135,000 shares held by a charitable foundation of which Messrs. Cotter and Wilson are trustees. Messrs. Cotter and Wilson disclaim beneficial ownership of these shares.
(9) The address of New South Capital Management, Inc. is 1000 Ridgeway Loop Road, Suite 233, Memphis, Tennessee 38120.

(10) Based on such holder's Schedule 13G/A filed with the SEC on February 14, 2002, New South Capital Management, Inc. has sole power to vote 872,734 shares, sole power to dispose or direct the disposition of 1,087,634 shares and shared power to dispose or direct the disposition of 39,000 shares.
(11) The address of St. Denis J. Villere & Company is 210 Baronne Street, Suite 808, New Orleans, LA 70112-1727.
(12) Based on such holder's Schedule 13G filed with the SEC on February 1, 2002, St. Denis J. Villere & Company has sole power to vote and sole power to dispose or direct the disposition of 49,900 shares, and shared power to vote and shared power to dispose or direct the disposition of 598,100 shares.
(13) The address of J.P. Morgan Chase & Co. is 270 Park Avenue, New York, NY 10017.
(14) Based on such holder's Schedule 13G filed with the SEC on February 14, 2002, J.P. Morgan Chase & Co. has sole power to vote 563,894 shares, sole power to dispose or direct the disposition of 477,634 shares and shared power to dispose or direct the disposition of 135,000 shares.

                            EXECUTIVE COMPENSATION

   The following table summarizes the compensation paid in 2001, 2000, and 1999 by the Company to its Chief Executive Officer and each of its most highly compensated executive officers whose salary and bonus exceeded $100,000 for 2001 (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                        Long-Term
                                                       Compensation
                                                          Awards
                                                       ------------
                                         Annual
                                      Compensation      Securities
                                    -----------------   Underlying     All Other
 Name and Principal Position   Year  Salary  Bonus(1)   Options (#) Compensation(2)
 ---------------------------   ---- -------- --------  ------------ ---------------
 Kerry J. Chauvin............  2001 $301,951 $118,051     20,000        $7,636
   Chairman of the Board,      2000  262,882   69,839     50,000         6,868
   President and Chief
    Executive Officer          1999  259,448   35,037     15,000         6,985

 Kirk J. Meche...............  2001 $138,846 $ 46,294     10,000        $7,325
   Executive Vice President--
    Operations,                2000   86,586    8,901     17,500         3,748
   President Gulf Island,
    L.L.C.                     1999   81,080    4,495      8,000         3,571
    (fabrication subsidiary)

 Murphy A. Bourke............  2001 $160,335 $ 49,766     10,000        $7,635
   Executive Vice President--  2000  138,202   29,442     23,000         6,092
   Marketing                   1999  137,396   14,808      6,000         6,985

 Joseph P. Gallagher, III....  2001 $145,296 $ 47,452     10,000        $7,568
   Vice President--Finance,
    Chief Financial Officer    2000  131,338   28,073     23,000         5,771
    and Treasurer              1999  129,572   13,962      6,000         6,985

--------
(1) For 2001, the Company's executive officers were paid bonuses equal to a specified percentage of the Company's income before taxes and before deduction of the executive bonuses. The percentages for Messrs. Chauvin, Meche, Bourke and Gallagher were 1.02%, .40%, .43% and .41%, respectively.
(2) Includes (i) matching and profit-sharing contributions of $7,247, $6,936, $7,246 and $7,179 in 2001, $6,468, $3,447, $5,692 and $5,371 in 2000, and
    $6,596, $3,221, $6,596, and $6,596 in 1999 to the Company's 401(k) plan on behalf of Messrs. Chauvin, Meche, Bourke and Gallagher, respectively, and
    (ii) premium payments of $389, $389, $389, and $389 in 2001, $400, $301,
    $400, and $400 in 2000, and $389, $350, $389 and $389 in 1999 for Messrs.
    Chauvin, Meche, Bourke and Gallagher, respectively, under a long-term disability insurance plan, which premium payments are attributable to benefits in excess of those benefits provided generally for other employees.

Stock Option Grants

   The following table sets forth information with respect to all stock options granted in 2001 by the Company to each of the Named Executive Officers.

                             Option Grants in 2001

                                                                                    Grant Date
                                               Individual Grants                      Value
                            ------------------------------------------------------- ----------
                                 Number of        % of Total    Exercise
                                Securities      Options Granted or Base             Grant Date
                                Underlying      To Employees in  Price   Expiration  Present
          Name              Options Granted (1)      2001        ($/Sh)     Date    Value ($)
          ----              ------------------- --------------- -------- ---------- ----------
Kerry J. Chauvin..........        20,000             12.5%       11.68    12/11/11  137,800(2)
Kirk J. Meche.............        10,000              6.3%       11.68    12/11/11   68,900(2)
Murphy A. Bourke..........        10,000              6.3%       11.68    12/11/11   68,900(2)
Joseph P. Gallagher, III..        10,000              6.3%       11.68    12/11/11   68,900(2)

--------
(1) Each of the stock options granted in 2001 by the Company to the Named Executive Officers will become exercisable in one-fifth increments over a five-year period. The stock options will become immediately exercisable in their entirety upon (i) a reorganization, merger or consolidation of the Company in which the Company is not the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, (iii) a liquidation or dissolution of the Company, (iv) a person or group of persons, other than Alden J. Laborde or Huey J. Wilson or any employee benefit plan of the Company, becoming the beneficial owner of 30% or more of the Company's voting stock or (v) the replacement of a majority of the Board of Directors in a contested election (each is a "Significant Transaction"). The Compensation Committee also has the authority to take several actions regarding outstanding stock options upon the occurrence of a Significant Transaction, including requiring that outstanding stock options remain exercisable only for a limited time, providing for mandatory conversion of outstanding stock options in exchange for either a cash payment or Common Stock, making equitable adjustments to stock options or providing that outstanding stock options will become stock options relating to securities to which a participant would have been entitled in connection with the Significant Transaction if the stock options had been exercised.
(2) The Black-Scholes option-pricing model was used to determine the grant date present value of the stock options granted in December 2001 by the Company to the Named Executive Officers. Under the Black-Scholes option-pricing model, the grant date present value of each stock option referred to in the table was calculated to be $6.89. The following facts and assumptions were used in making such calculation: (i) an exercise price of $11.68 for each such stock option; (ii) a fair market value of $11.68 for one share of Common Stock on the date of grant; (iii) no dividend payments on Common Stock; (iv) a stock option term of 10 years; (v) a stock volatility of 45.0%, based on an analysis of monthly closing stock prices of shares of Common Stock during a 24-month period; and (vi) an assumed risk-free interest rate of 5.74%, which is equivalent to the yield on a ten-year treasury note on the date of grant. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options were applied. The resulting grant date present value of $6.89 for each stock option was multiplied by the total number of stock options granted to each of the Named Executive Officers to determine the total grant date present value of such stock options granted to each Named Executive Officer, respectively.

Stock Option Exercises and Outstanding Stock Options

   The following table sets forth information with respect to all Company stock option exercises in 2001 by each of the Named Executive Officers and all outstanding Company stock options held by each of the Named Executive Officers as of December 31, 2001.

 Aggregated Option Exercises in 2001 and Option Values as of December 31, 2001

                                                    Number of Securities      Value of Unexercised
                                                   Underlying Unexercised     In-the-Money Options
                           Shares                    Options at 12/31/01         at 12/31/01 ($)
                          Acquired      Value     ------------------------- -------------------------
                         on Exercise Realized ($) Exercisable Unexercisable Exercisable Unexercisable
                         ----------- ------------ ----------- ------------- ----------- -------------
Kerry J. Chauvin........       0           0        86,800       94,200       356,978      221,457
Kirk J. Meche...........       0           0        10,540       29,760        20,844       48,596
Murphy A. Bourke........       0           0        17,400       42,400        51,960       89,438
Joseph P. Gallagher,
 III....................       0           0        29,800       40,800       114,534       81,422

Compensation Committee Interlocks and Insider Participation

   During the last fiscal year, none of Messrs. Wilson, Chairman, Cotter, Alden J. Laborde, or John P. Laborde, who comprise the Compensation Committee, were officers or employees of the Company or any of its subsidiaries. Alden J. Laborde was Chief Executive Officer of the Company from 1986 to 1990. No other member of the Compensation Committee is a former officer of the Company.

   In connection with the initial public offering of its Common Stock, the Company entered into registration rights agreements (the "Registration Rights Agreements") with Alden J. Laborde and Huey J. Wilson, pursuant to which each of them has one remaining right to require the Company to register shares of Common Stock owned by him under the Securities Act. If either one of them makes such a demand, the other one is entitled to include his shares in such registration. If the Company proposes to register any Common Stock under the Securities Act in connection with a public offering, each of Messrs. Laborde and Wilson may require the Company to include all or a portion of the shares of Common Stock held by such shareholder. The Company has agreed under the Registration Rights Agreements to pay all the expenses of registration, other than underwriting discounts and commissions.

Compensation Committee Report on Executive Compensation

   The Compensation Committee has the authority, among other things, to review, analyze, and recommend compensation programs to the Board of Directors and to administer and grant awards under the Company's employee benefit plans.

   The Company's executive compensation is comprised primarily of (i) salaries, (ii) annual cash incentive bonuses and (iii) long-term incentive compensation in the form of stock options granted under the Long-Term Incentive Plan of the Company. The salaries of Kerry J. Chauvin, the Chairman of the Board, President and Chief Executive Officer, and the other executive officers of the Company are based on their individual levels of responsibility and the subjective assessment of their performances.

   The Company has no formal bonus plan, but it has adopted an executive compensation policy that ties a portion of executive compensation to the short-term performance of the Company. This policy is described in footnote 1 to the "Summary Compensation Table".

   The Company also provides long-term incentives to executive officers in the form of stock options granted under the Long-Term Incentive Plan. The stock option awards are intended to reinforce the relationship between compensation and increases in the market price of the Company's Common Stock and to align the executive officers' financial interests with that of the Company's shareholders. The size of awards is based upon the position of each participating officer and a subjective assessment of each participant's individual performance. The table entitled "Option Grants in 2001" under the heading "Executive Compensation" sets forth the stock options granted in 2001 to the Named Executive Officers, including Mr. Chauvin, the Chief Executive Officer, based upon position and subjective assessment.

   Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The Compensation Committee believes that the stock options granted to executive officers, as discussed above, qualify for the exclusion from the deduction limitation under
Section 162(m). The Compensation Committee does not anticipate that the cash compensation paid to each executive officer in any year will exceed $1 million and therefore all compensation should continue to qualify for deductibility.

                          The Compensation Committee

Huey J. Wilson, Chairman   Gregory J. Cotter  Alden J. Laborde   John P. Laborde

Performance Graph

   The following graph compares the cumulative total shareholder return on the Common Stock from April 3, 1997, which is the date that the Common Stock was initially offered to the public and registered pursuant to Section 12 of the Securities Exchange Act of 1934, to December 31, 2001, with the cumulative total return of the Standard & Poor 500 Stock Index and the Standard & Poor 500 Oil & Gas (Drilling & Equipment) Index for the same period. The returns are based on an assumed investment of $100 on April 3, 1997 in Common Stock and in each of the indexes and on the assumption that dividends were reinvested.

                     Comparison of Cumulative Total Return
                Gulf Island Fabrication, Inc., S&P 500 Index &
                S&P 500 Oil & Gas (Drilling & Equipment) Index

                             [CHART APPEARS HERE]

                                        Dec.    Dec.    Dec.    Dec.    Dec.
                                April    31,     31,     31,     31,     31,
                               3, 1997  1997    1998    1999    2000    2001
                               ------- ------- ------- ------- ------- -------
Gulf Island Fabrication,
 Inc. ........................ $100.00 $266.67 $103.33 $125.00 $242.51 $166.80
S&P 500 Index.................  100.00  130.90  168.31  203.72  185.18  163.17
S&P 500 Oil & Gas (Drilling &
 Equipment) Index.............  100.00  151.14   86.43  117.94  160.20  108.89

   ASSUMES $100 INVESTED ON APRIL 3, 1997 IN GULF ISLAND FABRICATION, INC. COMMON STOCK, S&P 500 INDEX & S&P 500 OIL & GAS (DRILLING & EQUIPMENT) INDEX

Audit Committee Report

   The Audit Committee of the Board of Directors of the Company (the "Audit Committee") is composed of three directors and operates under a written charter adopted by the Board of Directors, which is attached as Appendix A to this proxy statement. The members of the Audit Committee are independent for purposes of the National Association of Security Dealers' listing standards. The members of the Audit Committee are Gregory J. Cotter, Chairman, Thomas E. Fairley, and Hugh J. Kelly. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the independent auditors of the Company.

   Management is responsible for the internal controls and the financial reporting process of the Company. The independent auditors are responsible for performing an independent audit of the consolidated financial statements of the Company in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and to oversee these processes.

   In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the consolidated financial statements of the Company for 2001 were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the audited consolidated financial statements for 2001 with management and the independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The independent auditors of the Company also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence. The Audit Committee considered whether the provision of the services covered below under the caption "All Other Fees" is compatible with maintaining the principal auditor's independence.

   Based upon the Audit Committee's review and discussions described above and the Audit Committee's review of the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Annual Report on Form 10-K of the Company for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                              The Audit Committee

     Gregory J. Cotter, Chairman   Thomas E. Fairley   Hugh J. Kelly

             PROPOSAL TO APPROVE THE GULF ISLAND FABRICATION, INC.
                         2002 LONG-TERM INCENTIVE PLAN

General

   The Board believes that the growth of the Company depends upon the efforts of its officers, directors and key employees and that the Gulf Island Fabrication, Inc. 2002 Long-Term Incentive Plan (the "Plan") will provide an effective means of attracting and retaining qualified key personnel while enhancing their long-term focus on maximizing shareholder value. The Plan has been adopted by the Board of Directors, subject to approval by the shareholders at the Meeting. The principal features of the Plan are summarized below. This summary is qualified in its entirety, however, by reference to the Plan, which is attached to this Proxy Statement as Appendix B.

Purpose Of The Proposal

   The Board of Directors believes that providing officers, directors and key personnel with a proprietary interest in the growth and performance of the Company is crucial to stimulating individual performance while at the same time enhancing shareholder value. Currently, approximately 5,000 shares of Common Stock remain available for grant under the Company's previous long-term incentive plan. The Board believes that adoption of the new Plan is necessary to provide the Company with the continued ability to attract, retain and motivate key personnel in a manner that is tied to the interests of shareholders.

Terms Of The Plan

   Administration Of The Plan. The Compensation Committee of the Board (the "Committee") administers the Plan and has authority to make awards under the Plan, to set the terms of the awards, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Subject to the limitations specified in the Plan, the Committee may delegate its authority to appropriate personnel of the Company.

   Eligibility. Officers and key employees of the Company (including officers who are also directors of the Company) will be eligible to receive awards ("Incentives") under the Plan when designated as plan participants. The Company currently has approximately seven (7) officers and fifty-five (55) key employees eligible to receive Incentives under the Plan. Over the past several years the Company has granted awards to all of its officers and key employees under its predecessor incentive compensation plan. In addition, directors of the Company who are not employees of the Company ("Outside Directors") may be granted non-qualified stock options under the Plan on an annual basis. There are currently six (6) Outside Directors. The Plan also permits consultants and advisors to receive Incentives, although neither the Company nor the Committee has any current intention of awarding Incentives to consultants or advisors. Incentives under the Plan may be granted in any one or a combination of the following forms:

  . incentive stock options under Section 422 of the Internal Revenue Code (the "Code");

  .  non-qualified stock options;

  .  restricted stock; and

  .  other stock-based awards.

   Shares Issuable Through The Plan. A total of 500,000 shares of Common Stock are authorized to be issued under the Plan, representing approximately 4.3% of the outstanding shares of Common Stock. There are currently options to acquire approximately 889,000 shares of Common Stock outstanding under the Company's predecessor incentive compensation plan. The closing sale price of a share of Common Stock, as quoted on the Nasdaq Stock Market on March 1, 2002 was $13.64.

   Limitations And Adjustments To Shares Issuable Through The Plan. Incentives relating to no more than 200,000 shares of Common Stock may be granted to a single participant in one calendar year. The maximum amount of cash compensation that may be paid as an other stock-based award to a participant in any calendar year is $200,000. No more than 50,000 shares of Common Stock may be issued as restricted stock or other stock-based awards.

   For purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan, shares of Common Stock that are not delivered because the Incentive is forfeited, canceled or settled in cash and shares that are withheld to satisfy participants' applicable tax withholding obligations will not be deemed to have been delivered under the Plan. Also, if the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Common Stock, only the number of shares issued net of the shares tendered will be deemed delivered for purposes of determining the maximum number of shares of Common

Stock available for delivery under the Plan. However, no more than 500,000 shares may be delivered upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code, and shares withheld to cover taxes or shares delivered in payment of the exercise price will not be credited against the 500,000 share limit applicable to incentive stock options.

   Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the shares of Common Stock, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

   Amendments To The Plan. The Board may amend or discontinue the Plan at any time. However, the shareholders must approve any amendment that would:

  . materially increase the benefits accruing to participants under the Plan;

  . increase the number of shares of Common Stock that may be issued under the Plan; or

  . materially expand the classes of persons eligible to participate in the Plan.

   No amendment or discontinuance of the Plan may materially impair any previously granted Incentive without the consent of the recipient.

   Types Of Incentives. Each of the types of Incentives that may be granted under the Plan is described below:

   Stock Options. The Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock. The Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of the shares of Common Stock on the date of grant except as provided in the Agreement. The term of an option will also be determined by the Committee; provided that the term of an incentive stock option may not exceed 10 years. The Committee may accelerate the exercisability of any stock option at any time. The Committee may also approve the purchase by the Company of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by the option.

   The option exercise price may be paid in cash; by check; in shares of Common Stock, subject to certain limitations; through a "cashless" exercise arrangement with a broker approved in advance by the Company; or in any other manner authorized by the Committee.

   Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

   Restricted Stock. Shares of Common Stock may be granted by the Committee to an eligible employee and made subject to restrictions on sale, pledge or other transfer by the employee for a certain period (the "restricted period"). Except for shares of restricted stock that vest based on the attainment of performance goals, the restricted period must be a minimum of three years with incremental vesting of portions of the award over the three-year period permitted. If vesting of the shares is subject to the attainment of specified performance goals, the restricted period may be one year or more, with incremental vesting of portions of the award allowed. All shares of restricted stock will be subject to such restrictions as the Committee may provide in an agreement with the participant, including provisions obligating the participant to forfeit or resell the shares to the Company in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to such shares.

   Other Stock-Based Awards. The Plan also authorizes the Committee to grant participants awards of Common Stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of Common Stock ("other stock-based awards"). The Committee has discretion to determine the participants to whom other stock-based awards are to be made, the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. Other stock-based awards are subject to the same minimum vesting requirements described above for restricted stock, except that the Committee may make special grants of other stock-based awards with respect to an aggregate of up to 25,000 shares of Common Stock (subject to adjustment as permitted in the Plan) that do not meet the minimum vesting requirements.

   Performance-Based Compensation Under Section 162(m). Stock options granted in accordance with the terms of the Plan will qualify as performance-based compensation under Section 162(m) of the Code (as described under "Executive Compensation--Compensation Committee Report on Executive Compensation.") Grants of any restricted stock or other stock-based awards that the Company intends to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. The pre-established performance goals will be based upon any or a combination of the following business criteria: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increases in cash flow. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals, or relative to levels attained in prior years.

   The Committee has authority to use different targets from time to time under the performance goals provided in the Plan. As a result, the regulations under Section 162(m) require that the material terms of the performance goals be reapproved by the shareholders every five years. To qualify as performance-based compensation, grants of restricted stock and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).

   Termination Of Employment. If an employee participant ceases to be an employee of the Company for any reason, including death, his outstanding Incentives may be exercised or shall expire at such time or times as may be determined by the Committee and described in the Incentive agreement.

   Change Of Control. In the event of a change of control of the Company, as defined in the Plan, all Incentives will become fully vested and exercisable, all restrictions or limitations on any Incentives will generally lapse and, unless otherwise provided in the Incentive agreement, all performance criteria and other conditions relating to the payment of Incentives will generally be deemed to be achieved or waived.

   In addition to the foregoing, upon a change of control the Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods, the Committee may (i) require that all outstanding Incentives remain exercisable only for a limited time, after which time all such Incentives will terminate, (ii) require the surrender to the Company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per-share change of control value, calculated as described in the Plan, over the exercise or base price, (iii) make any equitable adjustments to outstanding Incentives as the Committee deems necessary to reflect the corporate change or (iv) provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control if the participant had been a shareholder.

   Transferability Of Incentives. The Incentives awarded under the Plan may not be transferred except

  .  by will;

  .  by the laws of descent and distribution;

  .  pursuant to a domestic relations order; or

  . in the case of stock options only, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are immediate family members, if permitted by the Committee and if so provided in the stock option agreement.

   Payment Of Withholding Taxes. The Company may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. Any participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of Common Stock or to have the Company withhold, from the shares the participant would otherwise receive, shares of Common Stock, in each case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the Committee's right of disapproval.

   Grants to Outside Directors. The Plan permits the grant each year to each Outside Director of options to acquire up to 5,000 shares of Common Stock. The exact number of options that the Outside Director will receive will be set from time to time by the Committee.

   The options granted to Outside Directors generally become exercisable six months after grant and have a term of ten years. The per share exercise price of the options granted to Outside Directors will be equal to the fair market value of a share of Common Stock on the date of grant. If an Outside Director ceases to serve on the Board due to death or disability, options granted under the Plan that have become exercisable at the time of death or disability must be exercised within two years from the date of termination of Board service. In the event of retirement from the Board on or after reaching age 65 or after completing five years of service, exercisable options that have become exercisable at the time of retirement must be exercised within five years following retirement. If an Outside Director's service terminates for any other reason, exercisable options must be exercised within one year. Options that have not become exercisable at the time of termination of Board service will be forfeited.

Awards To Be Granted

   Grants of awards under the Plan will be made in the future by the Committee as necessary to attract and retain key personnel.

Federal Income Tax Consequences Of Stock Options

   Under existing federal income tax provisions, a participant who is granted a stock option normally will not realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year the option is granted.

   When a non-qualified stock option granted pursuant to the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock acquired and the aggregate fair market value of the shares of Common Stock acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

   An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by
Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the "holding periods"). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of Common Stock received upon exercise before the expiration of the holding periods.

   If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carries over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

   If, upon a change in control of the Company, the exercisability or vesting of an Incentive is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as "parachute payments" (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An "excess parachute payment", with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payment and the Company will be denied any deduction with respect to such excess parachute payment.

   This summary of federal income tax consequences of non-qualified and incentive stock options does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving options.

Equity Compensation Plan Information

   The following table provides information about our shares of Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2001.

                                                                                   Number of securities
                                                                                 remaining available for
                                                                                  future issuance under
                         Number of securities to be                                equity compensation
                          issued upon exercise of    Weighted average exercise       plans (excluding
                            outstanding options,        price of outstanding            securities
                            warrants and rights     options, warrants and rights reflected in column (a))
     Plan Category                   (a)                         (b)                       (c)
     -------------       -------------------------- ---------------------------- ------------------------
Equity compensation
 plans approved by
 security holders.......          889,000                     $12.853                     5,000
Equity compensation
 plans not approved by
 security holders.......                0                           0                         0
                                  -------                                                 -----
  Total.................          889,000                                                 5,000
                                  =======                                                 =====

Vote Required

   Approval of the Plan by our shareholders requires the affirmative vote of the holders of at least a majority of the votes actually cast at the Meeting.

   THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE GULF ISLAND FABRICATION, INC. 2002 LONG-TERM INCENTIVE PLAN.

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

   The Board of Directors seeks shareholder ratification of the Board's appointment of Ernst & Young LLP to act as the independent auditors of the financial statements of the Company and its subsidiaries for 2002. The Board has not determined what, if any, action would be taken should the appointment of Ernst & Young LLP not be ratified. One or more representatives of Ernst & Young LLP will be available at the Meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement.

Audit Fees

   The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the annual financial statements of the Company for 2001 and the reviews of the financial statements included in the quarterly reports on Form 10-Q of the Company for 2001 were $59,000.

All Other Fees

   The aggregate fees billed for all other services rendered by Ernst & Young LLP for 2001 were $88,000. No fees were billed by Ernst & Young LLP in 2001 for providing financial information systems design and implementation.

                                 OTHER MATTERS

Quorum and Voting

   The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum. Shareholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, (i) the election of the two directors to be elected at the Meeting will be determined by plurality vote (that is, the two nominees receiving the largest number of votes will be elected) and (ii) a majority of votes actually cast will decide any other matter properly brought before the Meeting for a vote of shareholders. Shareholders for which proxy authority to vote for any nominee for election as a director is withheld by the shareholder and shares that have not been voted by brokers who may hold shares on behalf of the beneficial owners ("broker non-votes") will not be counted as voted for the affected nominee. With respect to all other matters, shares not voted as a result of abstentions will have the same effect as votes against those matters, but broker non-votes will not be considered as voted for purposes of determining whether or not a majority of votes were cast for such matters.

Other Business

   Management has not received any notice that a shareholder desires to present any matter for action by shareholders at the Meeting and is unaware of any matter for action by shareholders at the Meeting other than the matters described in the accompanying notice. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the Meeting or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

Shareholder Proposals

   Any shareholder who desires to present a proposal qualified for inclusion in the Company's proxy materials for the annual meeting of shareholders to be held in 2003 (the "2003 Annual Meeting") must forward the proposal in writing to the Secretary of the Company at the address shown on the first page of this proxy statement in time to arrive at the Company no later than November 22, 2002 and the proposal must comply with applicable federal proxy rules. In addition the Amended and Restated Articles of Incorporation of the Company provide that shareholders intending to nominate a director must furnish timely written notice containing specified information concerning, among other things, information about the nominee and the shareholder making the nomination. In general, to be timely a shareholder's notice must be received by the Secretary of the Company not less than 45 days or more than 90 days prior to the shareholder's meeting. The Company will be permitted to disregard any nomination that fails to comply with these procedures. Proxies solicited on behalf of the Board of Directors for the 2003 Annual Meeting will confer discretionary authority to vote with respect to any other matter properly submitted by a shareholder for action at the 2003 Annual Meeting if the Company does not, on or before February 5, 2003, receive written notice, addressed to the Secretary of the Company at the address shown on the first page of this proxy statement, that the shareholder intends to do so.

                                          By Order of the Board of Directors

                                          /s/ Valarae L. Bates

                                              VALARAE L. BATES
                                                  Secretary

Houma, Louisiana
March 22, 2002

                                                                      APPENDIX A

                                 THE CHARTER OF
                             THE AUDIT COMMITTEE OF
                           THE BOARD OF DIRECTORS OF
                         GULF ISLAND FABRICATION, INC.

 Organization

   This charter governs the operations of the audit committee. The charter complies with certain rules adopted by the Securities and Exchange Commission, the Auditing Standards Board, and the National Association of Securities Dealers, Inc. (the "NASD") relevant to audit committees, including rules derived from recommendations made by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. The committee shall review and reassess the charter at least annually and report its recommendations to the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom shall be an "independent director" under NASD Rule 4200(a)(14). All committee members shall meet the financial literacy requirements set forth in the first sentence of NASD Rule 4310(c)(26)(B)(i), and at least one member shall have the accounting or related financial management expertise described in the second sentence of NASD Rule 4310(c)(26)(B)(i).

 Statement of Policy

   The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

 Responsibilities and Processes

   The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to react to changing conditions and circumstances.

   The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

  . The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The board and the committee shall have the ultimate authority and responsibility to select, to evaluate and, if appropriate, to replace the independent auditors. The committee shall
     (i) receive from the auditors the letter and the written disclosures delineating all relationships between the auditor and the Company, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, (ii) discuss with the auditors their independence from management and the Company and the matters included in those written disclosures, including any disclosed relationships or services that may impact the objectivity and independence of the auditor, and (iii) take, or recommend that the board take, appropriate action to oversee the independence of the auditor. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholder approval.

  . The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. The internal audit function may be contracted to a third party, which may be the independent auditors. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

  . The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

  . The committee shall review and discuss with management and the independent auditors the financial statements proposed to be included in the Company's Annual Report on Form 10-K and, based on the review and discussions, recommend to the board whether they are acceptable for inclusion in the Annual Report on Form 10-K. The committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under Statements on Auditing Standard No. 61, Communication with Audit Committees.

                                                                     APPENDIX B

                         GULF ISLAND FABRICATION, INC.
                         2002 LONG-TERM INCENTIVE PLAN

   1. Purpose. The purpose of the 2002 Long-Term Incentive Plan (the "Plan") of Gulf Island Fabrication, Inc. ("Gulf Island") is to increase shareholder value and to advance the interests of Gulf Island and its subsidiaries (collectively, the "Company") by furnishing stock-based economic incentives (the "Incentives") designed to attract, retain, reward and motivate key employees, officers, directors and consultants or advisors to the Company and to strengthen the mutuality of interests between such employees, officers and directors and Gulf Island's shareholders. Incentives consist of opportunities to purchase or receive shares of common stock, no par value per share, of Gulf Island (the "Common Stock"), on terms determined under the Plan. As used in the Plan, the term "subsidiary" means any corporation, limited liability company or other entity, of which Gulf Island owns (directly or indirectly) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

   2. Administration.

     2.1 Composition. The Plan shall be administered by the Compensation Committee of the Board of Directors of Gulf Island or by a subcommittee thereof (the "Committee"). The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") or any successor rule, and (b) qualify as an "outside director" under Section 162(m) of the Code ("Section 162(m)").

     2.2 Authority. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the "Incentive Agreements") and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in
  Section 3 hereof. Directors who are not also employees of the Company ("Outside Directors") may receive awards under the Plan only as specifically provided in Section 10 hereof.

   3. Eligible Participants. Key employees, officers and directors of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of the Incentives; provided, however, that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 11.11) of a share of common stock. Outside Directors may participate in the Plan only as specifically provided in Section 10 hereof.

   4. Types of Incentives. Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options; (b) non-qualified stock options; (c) restricted stock and (d) Other Stock-Based Awards (as defined in Section 8 hereof).

   5. Shares Subject to the Plan.

     5.1 Number of Shares. Subject to adjustment as provided in Section 11.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferrees under the Plan shall be 500,000 shares.

     5.2 Share Counting. To the extent any shares of Common Stock covered by a stock option are not delivered to a participant or permitted transferee because the Option is forfeited or canceled, or shares of Common Stock are not delivered because an Incentive is paid or settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. In the event that shares of Common Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan. If the exercise price of any stock option granted under the Plan or the applicable withholding tax obligation is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

     5.3 Limitations on Awards. Subject to Section 11.5, the following additional limitations are imposed under the Plan:

       A. The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 500,000 shares. Notwithstanding any other provision herein to the contrary, (i) all shares issuable under incentive stock options shall be counted against this limit and (ii) shares that are issued and are later forfeited, cancelled or reacquired by the Company, shares withheld to satisfy withholding tax obligations and shares delivered in payment of the option exercise price or withholding taxes shall have no effect on this limitation.

       B. The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one calendar-year period shall be 200,000.

       C. The maximum number of shares of Common Stock that may be issued as restricted stock and Other Stock-Based Awards (as defined in Section
    8) shall be 50,000 shares.

       D. The maximum dollar amount of cash compensation that may be paid as an Other Stock-Based Award to a participant in any calendar year is $200,000.

     5.4 Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

   6. Stock Options. A stock option is a right to purchase shares of Common Stock from Gulf Island. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

     6.1 Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 11.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant, except in case of a stock option granted in assumption or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

     6.2 Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 11.5.

     6.3 Duration and Time for Exercise. The term of each stock option shall be determined by the Committee. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 11.10.

     6.4 Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in Section 11.11) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price.

     6.5 Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery of shares of Common Stock which, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months, and which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; or (e) in such other manner as may be authorized from time to time by the Committee.

     6.6 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

       A. Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

       B. All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

       C. Unless sooner exercised, all incentive stock options shall expire no later than ten years after the date of grant.

       D. No incentive stock options shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

       E. The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Gulf Island or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as incentive stock options.

   7. Restricted Stock.

     7.1 Grant of Restricted Stock. The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as "performance-based compensation" under Section 162(m), it must be granted subject to the attainment of performance goals as described in
  Section 9 below and meet the additional requirements imposed by Section
  162(m).

     7.2 The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the "Restricted Period"). Except for shares of restricted stock that vest based on the attainment of performance goals, the Restricted Period shall be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If the vesting of the shares of restricted stock is based upon the attainment of performance goals, a minimum Restricted Period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted. Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section 11.3 and under the conditions described in Section 11.10 hereof.

     7.3 Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

    The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Gulf Island Fabrication, Inc. 2002 Long-Term Incentive Plan (the "Plan"), and an agreement entered into between the registered owner and Gulf Island Fabrication, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

     7.4 Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

     7.5 Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 11.5 due to a recapitalization, merger or other change in capitalization.

     7.6 Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant's estate, as the case may be.

     7.7 Rights as a Shareholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

   8. Other Stock-Based Awards.

     8.1 Grant of Other Stock-Based Awards. Subject to the limitations described in Section 8.2 hereof, the Committee may grant to eligible participants "Other Stock-Based Awards," which shall consist of awards (other than options or restricted stock in Sections 6 and 7) the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a shareholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as "performance-based compensation" under Section 162(m), it must be granted subject to the attainment of performance goals as described in
  Section 9 below and meet the additional requirements imposed by
  Section 162(m).

     8.2 Limitations. Other Stock-Based Awards granted under this Section 8 shall be subject to a vesting period of at least three years, with incremental vesting of portions of the award over the three-year period permitted; provided, however, that if the vesting of the award is based upon the attainment of performance goals, a minimum vesting period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted, and further provided that the Committee may make special awards under this Section 8 with respect to an aggregate of no more than 25,000 shares of Common Stock, as adjusted under Section 11.5, which special awards shall not be subject to any minimum vesting requirements.

   9. Section 162(m) Awards.

     9.1 Performance Goals. To the extent that shares of restricted stock or Other Stock-Based Awards granted under the Plan are intended to qualify as "performance-based compensation" under Section 162(m), the vesting, grant or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted or be paid out shall be any or a combination of the following performance measures applied to the Company, Gulf Island, a division or a subsidiary: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in cash flow. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For performance-based compensation under Section 162(m), the Committee may not waive any of the pre-established performance goal objectives, except for an automatic waiver under Section 11.10 hereof, or as may be provided by the Committee in the event of death or disability.

     9.2 Adjustments to Performance Goals. The terms used in Section 9.1 to describe the performance goals shall have the same meanings as used in the Company's financial statements, or if the terms are not used in the Company's financial statements, they shall have the meanings generally applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable. The Committee may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) extraordinary, non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year.

   10. Stock Options for Outside Directors.

     10.1 Grant of Options. During each calendar year that the Plan remains in effect, each Outside Director may be granted, in the discretion of the Committee, non-qualified stock options to purchase up to 5,000 shares of Common Stock, the exact number of which shall be set each year by the Committee.

     10.2 Exercisability of Stock Options. The stock options granted to Outside Directors under this Section 10 shall be exercisable six months after the date of grant and shall expire no later than ten years following the date of grant.

     10.3 Exercise Price. The Exercise Price of the Stock Options granted to Outside Directors shall be equal to the Fair Market Value, as defined in the Plan, of a share of Common Stock on the date of grant. The Exercise Price may be paid as provided in Section 6.5 hereof.

     10.4 Exercise After Termination of Board Service. In the event an Outside Director ceases to serve on the Board, the stock options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of Board service, within one year from termination of Board service; provided, however, that
       A. In the event of termination of Board service as a result of death or disability, the stock options may be exercised within two years from the date of termination of Board service; and

       B. In the event of termination of Board service as a result of retirement (at age 65 or later or after having completed five or more years of service on the Board), the stock options may be exercised within five years from the date of termination of Board service;

     and further provided, that no stock options may be exercised later than ten years after the date of grant.

   11. General.

     11.1 Duration. Subject to Section 11.9, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

     11.2 Transferability. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

     11.3 Effect of Termination of Employment or Death. Except as provided in
  Section 10.4 with respect to Outside Directors, in the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

     11.4 Additional Conditions. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     11.5 Adjustment. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievement of performance objectives, the number and kind of shares of stock, other securities or property (including cash) to which the holders of the shares of Common Stock are entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and all limitations on the number of shares that may be issued hereunder shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option and the performance objectives of any Incentive, shall also be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

     11.6 Withholding.

       A. The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the lapse of restrictions on Common Stock or the exercise of an option, the participant may, subject to disapproval by the Committee, satisfy this obligation in whole or in part by electing (the "Election") to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

       B. Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

     11.7 No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

     11.8 Deferral Permitted. Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement.

     11.9 Amendments to or Termination of the Plan. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

       A. without the approval of the shareholders, (i) except for adjustments permitted herein, increase the maximum number of shares of Common Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to participants under the Plan or (iii) materially expand the classes of persons eligible to participate in the Plan, or

       B. materially impair, without the consent of the recipient, an Incentive previously granted.

     11.10 Change of Control.

       A. A Change of Control shall mean:

            (i) the acquisition by any person of beneficial ownership of 30%
                or more of the outstanding shares of the Common Stock or 30% or more of the combined voting power of Gulf Island's then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

                (a) any acquisition (other than a Business Combination (as defined below) which constitutes a Change of Control under
                    Section 11.10(A)(iii) hereof) of Common Stock directly from the Company,

                (b) any acquisition of Common Stock by the Company,

                (c) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

                (d) any acquisition of Common Stock by any corporation
                    pursuant to a Business Combination that does not constitute a Change of Control under Section 11.10(A)(iii) hereof; or

                (e) any acquisition by Huey J. Wilson, Alden J. Laborde, their
                    Immediate Family Members or any entity controlled by Huey
                    J. Wilson, Alden J. Laborde or their Immediate Family Members, or

            (ii) individuals who, as of January 1, 2002, constituted the Board of Directors of Gulf Island (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by Gulf Island's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

            (iii) consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of Gulf Island) or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

                (a) the individuals and entities who were the beneficial
                    owners of Gulf Island's outstanding Common Stock and Gulf Island's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the "Post-Transaction Corporation"), and

                (b) except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either Gulf Island, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25% or more of the combined voting power of the then outstanding voting securities of such corporation, and

               (c) at least a majority of the members of the board of
                   directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

            (iv) approval by the shareholders of Gulf Island of a complete liquidation or dissolution of Gulf Island.

    For purposes of this Section 11.10, the term "person" shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that "person" shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

       B. Upon a Change of Control of the type described in clause (A)(i) or
    (A)(ii) of this Section 11.10 or immediately prior to any Change of Control of the type described in clause (A)(iii) or (A)(iv) of this
    Section 11.10, all outstanding Incentives granted pursuant to this Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall automatically lapse and, unless otherwise provided in the applicable Incentive Agreement, all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by Gulf Island without the necessity of action by any person. As used in the immediately preceding sentence, "immediately prior' to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) if an optionee, to exercise any such option fully and (ii) to deal with the shares purchased or acquired under any such option or any Other Stock-Based Award and any formerly restricted shares on which restrictions have lapsed so that all types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other shareholders.

       C. No later than 30 days after a Change of Control of the type described in subsections (A)(i) or (A)(ii) of this Section 11.10 and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections (A)(iii) or (A)(iv) of this
    Section 11.10, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant:

            (i) require that all outstanding options or Other Stock-Based
                Awards be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options and Other Stock-Based Awards and all rights of participants thereunder shall terminate,

            (ii) make such equitable adjustments to Incentives then
                 outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

            (iii) provide for mandatory conversion of some or all of the outstanding options or Other Stock-Based Awards held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options and Other Stock-Based Awards shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option or Other Stock-Based Award, as defined and calculated below, over the exercise price of such options or the exercise or base price of such Other Stock-Based Awards or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

            (iv) provide that thereafter, upon any exercise of an option or
                 Other Stock-Based Award that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such option or Other Stock-Based Award, in lieu of the number of shares of Common Stock then covered by such option or Other Stock-Based Award, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such option or Other Stock-Based Award.

       D. For the purposes of paragraph (iii) of Section 11.10(C), the "Change of Control Value" shall equal the amount determined by whichever of the following items is applicable:

            (i) the per share price to be paid to shareholders of Gulf Island in any such merger, consolidation or other reorganization,

            (ii) the price per share offered to shareholders of Gulf Island in any tender offer or exchange offer whereby a Change of Control takes place,

            (iii) in all other events, the fair market value per share of
                  Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options, or

            (iv) in the event that the consideration offered to shareholders of Gulf Island in any transaction described in this Section
                 11.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

     11.11 Definition of Fair Market Value. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and
  (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

     This Plan is executed effective the       day of              , 2002.

                                        GULF ISLAND FABRICATION, INC.

                                        By:
                                          -------------------------------------

8888
        This Proxy Is Solicited on Behalf of the Board of Directors of

                         GULF ISLAND FABRICATION, INC.

     The undersigned hereby constitutes and appoints Kerry J. Chauvin and Joseph
P. Gallagher, III, or either of them, proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side, all of the shares of Common Stock of Gulf Island Fabrication, Inc. (the "Company") that the undersigned is entitled to vote held of record by the undersigned on March 8, 2002, at the annual meeting of shareholders of the Company to be held on April 24, 2002 (the "Annual Meeting"), and at all adjournments thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees and FOR the proposals listed on the reverse side. The individuals designated above will vote in their discretion on any other matter that may properly come before the meeting.

                           (Please See Reverse Side)

                    Please mark, sign, date and return your
                        proxy card as soon as possible!

                        Annual Meeting of Shareholders
                         GULF ISLAND FABRICATION, INC.

                                April 24, 2002

                Please Detach and Mail in the Envelope Provided

[X] Please mark your                                                |
    votes as in this                                                |
    example.                                                        |_____

           FOR all nominees          WITHHOLD      The Board of Directors recommends a vote FOR the nominee listed below
          listed to the right        AUTHORITY                             and FOR Proposals 2 and 3.
          (except as marked to  to vote for all nominees
          the contrary below)    listed to the right        Nominees:
1. To elect     [_]                    [_]                      Gregory J. Cotter
   Class II                                                     John P. ("Jack") Leborde
   directors.                                                                                        FOR     AGAINST    ABSTAIN
INSTRUCTIONS: To withhold authority to vote for any         2. To approve a proposal to adopt the    [_]      [_]         [_]
individual nominee, strike a line through the nominee's        2002 Long Term Incentive Plan of
name in the list to the right.                                 Gulf Island Fabrication, Inc.

                                                            3. To ratify the appointment of          [_]      [_]         [_]
                                                               Ernst & Young LLP as the independent
                                                               auditors to audit the financial
                                                               statements of the Company and its
                                                               subsidiaries for the year 2002.

                                                            4. To intersect such other business as may properly come before the meeting and any adjournments thereof.

                                                            Please mark, sign, date and return this proxy promptly using the enclosed envelope.

Signature of Shareholder ___________________________ Signature if held jointly ____________________ Date: __________________ , 2002
5. Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.